Exhibit 99.1

Copano Energy, L.L.C.	News Release
Contacts: Matt Assiff, SVP & CFO
Copano Energy, L.L.C.

FOR IMMEDIATE RELEASE	713-621-9547

Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY TO PRESENT AT THE
RBC CAPITAL MARKETS MLP CONFERENCE
HOUSTON, November 8, 2007 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the RBC Capital Markets MLP Conference, to be held November 15 — 16, 2007 at the Four Seasons Resort & Club Dallas at Las Colinas.
     Copano Energy’s presentation will be webcast live on Friday, November 16, 2007 at 12:30 p.m. Eastern Time (11:30 a.m. Central Time) and is expected to last approximately 30 minutes. To listen to a live audio webcast and view the accompanying presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations – Event Calendar.” A replay will be archived on the website shortly after the presentation concludes.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with natural gas gathering, intrastate pipeline and natural gas processing assets in Oklahoma, Texas and Wyoming.
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